                                                                    EXHIBIT 99.1

                             ACQUISITION AGREEMENT





                                 by and among


                        PHYSICIANS RESOURCE GROUP, INC.
                      AND EACH OF THE ENTITIES LISTED ON
                          THE SIGNATURE PAGES HERETO



                                  as Sellers

                                      and


                                 AMSURG CORP.

                                   as Buyer



                               January 31, 2000

                               TABLE OF CONTENTS

ARTICLE I.DEFINITIONS...................................................  1

ARTICLE II.PURCHASE AND SALE OF ACQUIRED ASSETS.........................  9
     2.1   Sale of Acquired Assets......................................  9
     2.2   Assumed Liabilities..........................................  9
     2.3   Purchase Price and Terms of Payment.......................... 10
     2.4   Determination of Adjustments to Purchase Price............... 10
     2.5   Allocation of Purchase Price................................. 11
     2.6   The Closing.................................................. 12
     2.7   Deliveries at the Closing.................................... 12

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF PRG....................... 12
     3.1   Organization, Qualification, and Power and Authority......... 12
     3.2   Authorization, Validity, and Effect of Agreement............. 12
     3.3   Noncontravention............................................. 13
     3.4   Brokers' Fees................................................ 13
     3.5   Title to Assets.............................................. 13
     3.6   Acquired Entities............................................ 13
     3.7   Financial Statements......................................... 14
     3.8   Subsequent Events............................................ 14
     3.9   Long-Term Debt and Capital Leases............................ 15
     3.10  Legal Compliance............................................. 15
     3.11  Tax Matters.................................................. 15
     3.12  Real Property................................................ 16
     3.13  Intellectual Property........................................ 17
     3.14  Tangible Assets.............................................. 17
     3.15  Contracts.................................................... 18
     3.16  Notes and Accounts Receivable................................ 19
     3.17  Powers of Attorney........................................... 19
     3.18  Insurance.................................................... 19
     3.19  Litigation................................................... 19
     3.20  Employees and Physicians..................................... 19
     3.21  Employee Benefits............................................ 19
     3.22  Guaranties................................................... 20
     3.23  Environmental, Health, and Safety Matters.................... 20
     3.24  Licenses and Permits......................................... 20
     3.25  Inspections and Investigations............................... 22
     3.26  Certain Payments............................................. 22
     3.27  Disclosure................................................... 22

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF AMSURG..................... 22

     4.1   Organization................................................. 23
     4.2   Authorization, Validity, and Effect of Agreement............. 23
     4.3   Noncontravention............................................. 23
     4.4   Brokers' Fees................................................ 23

ARTICLE V.PRE-CLOSING COVENANTS......................................... 23
     5.1   Method of Sale of Acquired Assets and Confirmation
           of Plan of Reorganization.................................... 23
     5.2   Covenants of AmSurg and PRG.................................. 25
     5.3   Covenants of PRG and the Acquired Entities................... 26
     5.4   Covenants of AmSurg.......................................... 28

ARTICLE VI.CONDITIONS................................................... 29
     6.1   Conditions to Obligation of AmSurg........................... 29
     6.2   Conditions to Obligations of PRG and the Acquired Entities... 31

ARTICLE VII.POST-CLOSING COVENANTS...................................... 32
     7.1   General...................................................... 32
     7.2   Litigation Support........................................... 32
     7.3   Transition................................................... 32
     7.4   Confidentiality.............................................. 33
     7.5   Development Fees............................................. 33
     7.6   Acquired Entity Audits....................................... 33
     7.7   Employee Benefits............................................ 33
     7.8   Prorations................................................... 34
     7.9   Payment of Liabilities of the Acquired Entities.............. 35

ARTICLE VIII............................................................ 36
     8.1   Termination of Agreement..................................... 36
     8.2   Termination Following a Competing Transaction................ 38
     8.3   Effect of Termination........................................ 38
     8.4   Extension; Waiver............................................ 39

ARTICLE IX.INDEMNIFICATION.............................................. 39
     9.1   Indemnification Obligations of PRG........................... 39
     9.2   Indemnification Obligations of AmSurg........................ 40
     9.3   Procedure for Matters Involving Third Parties................ 41
     9.4   Notice of Claim.............................................. 42
     9.5   Limitation on PRG's Indemnification Liability................ 42
     9.6   Determination of Adverse Consequences........................ 42
     9.7   Right to Escrow Funds........................................ 42
     9.8   Survival..................................................... 43

ARTICLE X.MISCELLANEOUS................................................. 43

     10.1  Notices...................................................... 43
     10.2  Assignment................................................... 44
     10.3  Severability................................................. 44
     10.4  Governing Law................................................ 44
     10.5  Entire Agreement; Amendment.................................. 44
     10.6  Waiver....................................................... 45
     10.7  Interpretation; Headings..................................... 45
     10.8  Expenses and Fees............................................ 45
     10.9  Public Announcements......................................... 45
     10.10 Counterparts................................................. 45
     10.11 Incorporation of Exhibits.................................... 46
     10.12 Enforcement of Agreement..................................... 46
     10.13 Jurisdiction................................................. 46
     10.14 Additional Surgery Centers................................... 46
     10.15 Options...................................................... 47

SCHEDULES AND EXHIBITS.................................................. 53

                             ACQUISITION AGREEMENT


     This ACQUISITION AGREEMENT (the "Agreement") is dated as of January 31, 2000, by and among PHYSICIANS RESOURCE GROUP, INC., a Delaware corporation ("PRG"), AMSURG CORP., a Tennessee corporation ("AmSurg"), and each of the other entities listed on the signature pages hereto (such entities are referred to herein individually as an "Acquired Entity" and collectively as the "Acquired Entities").

                                    RECITALS
                                    --------

     A. PRG, directly or indirectly, owns ownership interests in the Acquired Entities in the percentages set forth on Schedule 3.6.
                                         ------------

     B.   As indicated on Schedule 3.6, AmSurg desires to purchase from PRG or
                          ------------
the Acquired Entities, as applicable, and PRG or the Acquired Entities, as applicable, desires to sell to AmSurg, on the terms and conditions hereinafter set forth in this Agreement, either (i) an undivided interest in the assets of certain Acquired Entities (such Acquired Entities are hereafter referred to as the "Asset Entities") equal to the percentage set forth on Schedule 2.4, or (ii)
                                                           ------------
the percentage of the equity interest of certain Acquired Entities (such Acquired Entities are hereafter referred to as the "Equity Entities") as set forth on Schedule 2.4 (the "Transaction").
         ------------

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions, and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     "Acquired Assets" shall mean the percentage ownership interest in the Equity Entities set forth on Schedule 2.4 and an undivided interest in the
                             ------------
assets of each Asset Entity equal to the percentage ownership interest in such Asset Entity set forth on Schedule 2.4, including its (i) leaseholds and
                          ------------
subleaseholds in real property, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (ii) tangible personal property (such as machinery, equipment, inventories of supplies, and furniture), (iii) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interest therein under the laws of all jurisdictions, (iv) leases, subleases, and rights thereunder, (v) written agreements, contracts, instruments, and rights thereunder, (vi) accounts, notes, and other receivables from persons (in each case, including credit balances for items such as patient refunds) other than PRG and its Subsidiaries or physicians affiliated with medical practices managed by Subsidiaries of PRG, (vii) securities, (viii) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, (ix) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (x) books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include
                   --------  -------
(a) the corporate charter, articles of organization, certificate of limited partnership, or other organizational documents (as applicable), qualifications to conduct business as a foreign entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, security transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Asset Entities, (b) any of the rights of the Acquired Entities under this Agreement (or under any side agreement between PRG or the Acquired Entities on the one hand and AmSurg on the other hand entered into on or after the date of this Agreement), (c) cash, (d) real property owned by PRG or the Acquired Entities, or (e) rights, if any, of the Acquired Entities pursuant to or arising out of litigation being funded by PRG asserting violations of patents relating to surface sculpting lasers.

     "Acquired Entities" has the meaning set forth in the introductory paragraph to this Agreement.

     "Acquired Equity Interest" shall mean the membership or partnership interest held by PRG in the Equity Entities set forth on Schedule 2.4.
                                                         ------------

     "Acquisition Percentages" has the meaning set forth in Section 2.4.
                                                            -----------

     "Additional Agreements" has the meaning set forth in Section 10.5.
                                                          ------------

     "Additional Transaction" has the meaning set forth in Section 10.14.
                                                           -------------

     "Adjusted EBITDA" means earnings before interest, taxes, depreciation, and amortization for the 12 months ended December 31, 1998, as adjusted and mutually agreed to by AmSurg and PRG.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including courts costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "AmSurg Disclosure Letter" has the meaning set forth in Article IV.
                                                             ----------

     "AmSurg Indemnified Parties" has the meaning set forth in Section 9.1(a).
                                                               --------------

     "AmSurg's Proration Statement" has the meaning set forth in Section 7.8(a).
                                                                 --------------

     "Applicable Rate" means the prime rate of interest publicly announced from time to time by SunTrust Bank, Nashville, Tennessee.

     "Asset Entities" has the meaning set forth in the recitals to this Agreement.

     "Assumed Liabilities" means, with respect to each Asset Entity, the percentage equal to the Acquisition Percentage for such Asset Entity of (i) all obligations of the Asset Entities under the written agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (A) to furnish goods, services, or other non-cash benefits to another party after the Closing or (B) to pay for goods, services, and other non-cash benefits that another party will furnish to it after the Closing, (ii) the liabilities set forth on Schedule 1 of the PRG Disclosure
                                           ----------
Letter, (iii) the credit balances relating to the receivables included in the definition of Acquired Assets; and (iv) obligations to honor sick leave, vacation, and other employee benefits (other than employer contributions to retirement or pension plans) accrued by employees of the Asset Entities as of the Closing Date in accordance with the current policies of the Asset Entities; provided, that Assumed Liabilities shall not include (a) any liability of the
--------
Asset Entities for Taxes, (b) any Liability of any Asset Entity for the unpaid Taxes of any person (other than such Asset Entity) under Treas. Reg. (S)1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (c) any obligation of any Asset Entity to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of such Asset Entity or was serving at the request of such Asset Entity as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter, document, bylaw, agreement, or otherwise), (d) any Liability of the Asset Entities for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (e) any Liability or obligation of the Asset Entities under this Agreement (or under any side agreement between the Asset Entities or PRG on the one hand and AmSurg on the other hand entered into on or after the date of this Agreement).

     "Bankruptcy Code" means Title 11 of the United States Code.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas.

     "Bid Hearing" means a court hearing in the Bankruptcy Court to consider this Agreement and any timely filed Qualified Competing Transactions, at the conclusion of which hearing PRG shall submit its recommendation(s) to the Bankruptcy Court for its approval of this Agreement or that of a Qualified Competing Transaction as the Winning Bid.

     "Bid Procedures Motion" means the motion for an order of the Bankruptcy Court (i) approving the Termination Fee payable pursuant to Section 8.3(b), (ii)
                                                            --------------
approving the last date by which any proposed Competing Transaction must be filed with the Bankruptcy Court and served upon AmSurg and PRG, (iii) providing that if no Qualified Competing Transaction is filed with the Bankruptcy Court and delivered to AmSurg and PRG within ten business days of entry of the Bid Procedures Order that AmSurg shall be determined in a Bankruptcy Court order to be the Winning Bidder, (iv) providing that following the rejection of a Qualifying Competing Transaction by PRG pursuant to Section 5.1(e), the
                                                    --------------
consideration offered to PRG in any subsequent Competing Transaction must exceed the consideration offered in the rejected Qualifying Competing Transaction by a minimum of $100,000, (v) providing that the Bid Hearing shall be held within 20 days following the earlier of (A) ten business days after entry of the Bid Procedures Order if no Qualified Competing Transaction is submitted within such ten business day period, (B) PRG's rejection of a Qualified Competing Transaction pursuant to Section 5.1(e) by reason of the fact that such Qualified
                        --------------
Competing Transaction was not a Superior Transaction, (C) PRG's rejection of a Superior Transaction pursuant to Section 5.1(e) by reason of the fact that
                                 --------------
AmSurg has elected to meet or exceed the terms of such Superior Transaction, and
(vi) providing that in the event PRG rejects a Superior Transaction pursuant to
Section 5.1(e) by reason of the fact that AmSurg has elected to meet or exceed
--------------
the terms of such Superior Transaction and, on or prior to two business days prior to the Bid Hearing, the person submitting the Superior Transaction submits an additional Qualified Competing Transaction, PRG, AmSurg and such person shall meet prior to the Bid Hearing to bid on the Acquired Assets to determine the Winning Bidder and that following such meeting PRG shall not accept any additional Competing Transactions.

     "Bid Procedures Order" has the meaning set forth in Section 5.1(c).
                                                         --------------

     "Claim Notice" has the meaning set forth in Section 9.4.
                                                 -----------

     "Closing" has the meaning set forth in Section 2.6.
                                            -----------

     "Closing Acquired Entities" has the meaning set forth in Section 7.9(b).
                                                              --------------

     "Closing Date" has the meaning set forth in Section 2.6.
                                                 -----------

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Competing Transaction" means any offer or proposal made by a person other than AmSurg relating to any proposed sale, lease, exchange, transfer, or other disposition of all or any material portion of the Acquired Assets in a single transaction or series of related transactions. The parties acknowledge and agree that "Competing Transactions"shall not include offers and proposals relating only to assets not included in the definition of Acquired Assets.

     "Confidential Information" means any information concerning the businesses and affairs of AmSurg, PRG, the Acquired Entities, and their respective Affiliates, as the case may be, that is not generally available to the public.

     "Disclosure Letters" has the meaning set forth in Section 10.11.
                                                       -------------

     "Disclosure Statement" means the disclosure statement whereby PRG will seek approval of the Plan of Reorganization, which disclosure statement, so far as it relates to this Agreement or the Transaction, shall be reasonably satisfactory to AmSurg prior to filing.

     "Employee Benefit Plan" means (A) all "employee benefit plans", whether legally binding or not, within the meaning of Section 3(3) of ERISA, including, but not limited to, multiple employer welfare arrangements (within the meaning of Section 3(40) of ERISA), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code, whether legally binding or not. In the case of an Employee Benefit Plan funded through a trust described in Section 401(a) of the Code, an organization described in Section 501(c)(9) of the Code or another mechanism, each reference to such Employee Benefit Plan shall include a reference to such trust, organization or mechanism.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to reporting requirements for, or the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of, any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Equity Entities" has the meaning set forth in the recitals to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" is any entity that, with respect to an Acquired Entity or PRG, would ever have been considered a single employer with any Acquired Entity or PRG under Section 4001(b) of ERISA or Section 414 of the Code or part of the same "controlled group" as any Acquired Entity or PRG for purposes of Section 302(d)(8)(C) of ERISA. Where appropriate: (a) the terms "PRG",

"Acquired Entities", "Acquired Entity" and "ERISA Affiliate" shall include without limitation any trustee, administrator or other fiduciary of any Employee Benefit Plan ever maintained by PRG, such Acquired Entity, Acquired Entities and/or any ERISA Affiliate thereof or any agent of the foregoing.

     "Escrow Agent" means First American National Bank and its successors.

     "Escrow Agreements" means the agreements dated as of the Closing Date between PRG, AmSurg and the Escrow Agent substantially in the form of Exhibits A
                                                                      ----------
and B attached hereto.
    -

     "Exclusion Notice" has the meaning set forth in Section 2.4(b).
                                                     --------------

     "Government Programs" has the meaning set forth in Section 3.24.
                                                        ------------

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" has the meaning set forth in Section 9.3(a).
                                                      --------------

     "Indemnifying Party" has the meaning set forth in Section 9.3(a).
                                                       --------------

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part revisions, extensions, and reexaminations relating thereto, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, and all goodwill associated therewith, together with all translations, adaptations, derivations, and combinations, applications, registrations, and renewals relating thereto, (c) all copyrights, and all applications, registrations, and renewals relating thereto, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

     "Knowledge" means (a) when used in reference to the Knowledge of PRG, the actual Knowledge of the executive officers of PRG, as identified to AmSurg by PRG, after reasonable, good faith inquiry of the administrator, medical director, and nursing administrator of each Acquired Entity (as applicable) and
(b) when used in reference to the Knowledge of AmSurg, the actual Knowledge of Ken P. McDonald, David L. Manning, Claire M. Gulmi, and Royce D. Harrell.

     "Law" means all applicable federal, state, and local laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, of federal, state, local, and foreign governments (and all agencies thereof).

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including without limitation any liability or obligation for Taxes.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, or security interest.

     "Management Agreement" means the Management Services Agreement between AmSurg and PRG, dated January 1, 2000, pursuant to which AmSurg will manage certain of the Acquired Entities.

     "Management Agreement Motion" means the motion for an order of the Bankruptcy Court approving the post-Petition Date assumption by PRG of the Management Agreement.

     "Management Agreement Order" has the meaning set forth in Section 5.1(c).
                                                               --------------

     "Material Adverse Effect" means a material adverse effect on the business, operations, or condition (financial or otherwise) of any Acquired Entity.

     "Material Consent" means those consents designated as a "material consent" on Schedule 3.2 or 3.3 of the PRG Disclosure Letter.
   ------------    ---

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Operating Entities" has the meaning set forth in Section 2.2.
                                                       -----------

     "Ordinary Course of Business" means the ordinary course of business consistent with past experience, custom and practice.

     "Payables Escrow Agreement" means the Escrow Agreement attached hereto as Exhibit B.
---------

     "Petition Date" means the date PRG files it bankruptcy petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

     "Plan of Reorganization" means the plan of reorganization filed by PRG in the Bankruptcy Court that, inter alia, reflects the terms of this Agreement. The sections of the Plan of Reorganization relating to this Agreement or the Transaction shall be reasonably satisfactory to AmSurg prior to filing.

     "Pre-Closing Payables" has the meaning set forth in Section 7.9.

     "Pre-Closing Payables Statement" has the meaning set forth in Section 7.9.

     "PRG Disclosure Letter" has the meaning set forth in Article III.
                                                          -----------

     "PRG Financial Data" has the meaning set forth in Section 3.7.
                                                       -----------

     "PRG Payables" has the meaning set forth in Section 7.9.
                                                 -----------

     "Prorated Expenses" has the meaning set forth in Section 7.8(a).
                                                      --------------

     "Purchase Price" has the meaning set forth in Section 2.3.
                                                   -----------

     "Qualified Competing Transaction" means a Competing Transaction that: (i) is in the form of this Agreement (marked to show additions, deletions, and other changes to this Agreement) setting forth the definitive terms and conditions of such Competing Transaction and executed in full by an authorized representative of such bidder; (ii) the bidder submitting the Competing Transaction shall deposit with an escrow agent selected by PRG a cash deposit equal to the Termination Fee on the same business day as its Competing Transaction is first filed with the Bankruptcy Court; (iii) the Competing Transaction (including the definitive agreement, schedules and exhibits) shall be filed with the Bankruptcy Court and delivered to AmSurg and PRG within ten business days of the entry of the Bid Procedures Order; and (iv) the Competing Transaction shall provide for consideration the fair market value of which (as determined in good faith by PRG or by the Bankruptcy Court) exceeds that of the total consideration offered by AmSurg (as determined in good faith by PRG or by the Bankruptcy Court) by at least $100,000 plus the amount of the Termination Fee.

     "Sale Order" has the meaning set forth in Section 5.1(h).
                                               --------------

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiaries" means corporations, partnerships, limited liability companies, and other entities in which PRG or AmSurg, as applicable, or any of their respective Affiliates own an equity ownership interest.

     "Superior Transaction" has the meaning set forth in Section 5.1(e).
                                                         --------------

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with its determination, assessment, collection, administration, or imposition of any Tax.

     "Termination Fee" shall mean a fee equal to the product of (i) 3.0% and
(ii) the Purchase Price, as adjusted through the date of payment of the Termination Fee.

     "Third Party Claim" has the meaning set forth in Section 9.3(a).
                                                      --------------

     "Transaction" has the meaning set forth in the recitals to this Agreement.

     "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

     "Winning Bid" means the winning bid to purchase all or any material portion of the Acquired Assets.

     "Winning Bidder" means the person submitting the Winning Bid.

                                  ARTICLE II.
                      PURCHASE AND SALE OF ACQUIRED ASSETS

     II.1 Sale of Acquired Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, AmSurg shall purchase from the Asset Entities and PRG and the Asset Entities and PRG shall sell, transfer and assign to AmSurg, free and clear of any and all Liens, the Acquired Assets.

     II.2 Assumed Liabilities. AmSurg hereby agrees to cause the limited liability companies, limited partnerships, or other entities that will own or operate the Acquired Assets following the Closing (the "Operating Entities") to assume the Assumed Liabilities relating to the Acquired Assets assigned by AmSurg to such Operating Entity. Neither AmSurg nor the Operating Entities will assume or have any responsibility with respect to any other obligation or Liability of PRG or the Acquired Entities not included within the definition of Assumed Liabilities.

     III.3   Purchase Price and Terms of Payment.

     (a) As consideration for the sale to AmSurg of the Acquired Assets, on the Closing Date AmSurg agrees to deliver to PRG Forty-One Million, Nine Hundred Seventy-Eight Thousand, One Hundred Sixty Dollars ($41,978,160) (the "Purchase Price") in cash via wire transfer of immediately available funds to the account of PRG. The Purchase Price has been determined taking into account an adjustment related to the proposed HCFA APC rates. The adjustment has been agreed upon by AmSurg and PRG. The Purchase Price will not be adjusted in the event of any changes or final regulations issued by HCFA prior to the Closing Date or for any other reason; provided, however, that the Purchase Price shall
                              --------  -------
be subject to adjustment in the manner and to the extent provided in Sections
                                                                     --------
2.3(b) and 2.4(a) hereof.
------     ------

     (b) At the Closing, a portion of the Purchase Price shall be paid into escrow accounts pursuant to the Escrow Agreements attached hereto as Exhibits A
                                                                     ----------
and B.  Notwithstanding the foregoing, in the event that as of the Closing Date
    -
a period of four months has elapsed from January 1, 2000, the effective date of the Management Agreement, as further provided in Section 9.8, AmSurg and PRG
                                                 -----------
shall not enter in the Escrow Agreement attached hereto as Exhibit A and 3.5% of
                                                           ---------
the Purchase Price shall be retained by AmSurg to fund contingent liabilities of the Acquired Entities and shall be deducted from the Purchase Price to be paid to PRG pursuant to Section 2.3(a).

     II.4    Determination of Adjustments to Purchase Price.

     (a)     The Purchase Price set forth in Section 2.3 is based upon AmSurg's
                                             -----------
purchase of the percentage of the assets of each Asset Entity or the percentage ownership interest in each Equity Entity as set forth on Schedule 2.4 (the
                                                         ------------
"Acquisition Percentages"). If the Transaction as consummated involves more or less than the Acquisition Percentage listed on Schedule 2.4, then the Purchase
                                               ------------
Price will be adjusted by substituting for the consideration to be paid with respect to such Acquired Entity as set forth on Schedule 2.4 the product of (i)
                                                ------------
the quotient of (A) the consideration to be paid with respect to such Acquired Entity and (B) the Acquisition Percentage with respect to such Acquired Entity as set forth on Schedule 2.4 and (ii) the actual Acquisition Percentage with
                ------------
respect to such Acquired Entity to be acquired by AmSurg. If an Acquired Entity is excluded from the Transaction pursuant to Section 2.4(b), the Purchase Price
                                             --------------
will be adjusted by subtracting the portion of the Purchase Price attributable to that Acquired Entity as set forth on Schedule 2.4.
                                        ------------

     (b) Until a period of four months has elapsed from January 1, 2000, the effective date of the Management Agreement, AmSurg shall have the right to exclude any Acquired Entity from the Transaction if (i) AmSurg is not satisfied, in its sole discretion, with the results of, and its due diligence investigations with respect to, the operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits, or condition (financial or otherwise) of such Acquired Entity (regardless of whether any matter is listed on the PRG Disclosure Letter) or (ii) AmSurg concludes in its sole and absolute judgment that the inclusion of the Acquired Entity in the Transaction would create operational issues, licensure issues, financial issues, or other issues that adversely affect the relationship between AmSurg and its Affiliates and the physician partners of that Acquired Entity. AmSurg shall give PRG written notice (the "Exclusion Notice") of its decision to exclude an Acquired Entity, which notice shall specify the issues that have caused AmSurg to determine to exclude the Acquired Entity. PRG and the Acquired Entity shall have ten business days from receipt of the Exclusion Notice to cure the issues specified in the Exclusion Notice; provided, that if the issues specified by
                                   --------
AmSurg in such Exclusion Notice are not capable of being cured within a ten business day period, but at the expiration of ten business days from the date of delivery of such Exclusion Notice PRG and the Acquired Entity are working diligently to cure the issues set forth in such Exclusion Notice, the foregoing ten business day cure period shall be extended by an additional 30 calendar days; provided,
                                                                     --------
however, that any such cure period shall terminate no later than two business
-------
days prior to the Closing Date.

     (c) Following the expiration of four months from January 1, 2000, the effective date of the Management Agreement, AmSurg shall have the right to exclude an Acquired Entity from the Transaction by written notice to PRG only if AmSurg reasonably concludes that an event has occurred or a circumstance has arisen that has resulted or is reasonably expected to result in a Material Adverse Effect with respect to such Acquired Entity. In the event AmSurg determines to exclude an Acquired Entity pursuant to this Section 2.4(c), AmSurg
                                                          --------------
shall deliver an Exclusion Notice to PRG. PRG and the Acquired Entity shall have ten business days from receipt of the Exclusion Notice to cure the issues specified in the Exclusion Notice; provided, that if the issues specified by
                                   --------
AmSurg in such Exclusion Notice are not capable of being cured within a ten business day period, but at the expiration of ten business days from the date of delivery of such Exclusion Notice PRG and the Acquired Entity are working diligently to cure the issues set forth in such Exclusion Notice, the foregoing ten business day cure period shall be extended by an additional 30 calendar days; provided, however, that any such cure period shall terminate no later than
      --------  -------
two business days prior to the Closing Date.

     II.5 Allocation of Purchase Price. PRG and AmSurg shall use their commercially reasonable efforts to agree in writing, on or before 90 days following the Closing Date (or at such earlier date as the allocation may be needed for approval of the Bid Procedures Motion by the Bankruptcy Court), on an allocation of the Purchase Price among the Acquired Assets and the Acquired Equity Interests in accordance with the principles of Section 1060 of the Code. To the extent that PRG and AmSurg are unable to so agree with respect to one or more assets, classes of assets, or interests, PRG and AmSurg shall each be free to determine its own allocation. To the extent that PRG and AmSurg do so agree with respect to one or more assets, classes of assets, or interests, PRG and AmSurg shall, for all federal income tax purposes, (i) report the transactions contemplated by this Agreement consistent with such agreed allocations and (ii) comply with and furnish all information required by Section 1060 of the Code (including filing Internal Revenue Service Form 8594 and any amendments thereto consistent with such agreed allocations).

     II.6 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PRG or its counsel in Dallas, Texas, on the third business day immediately following the day on which the last of the conditions set forth in Article VI shall be fulfilled or waived in accordance
                        ----------
herewith or at such other time, date, or place as AmSurg and PRG shall agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     II.7 Deliveries at the Closing. At the Closing, (a) PRG will deliver to AmSurg the various certificates, instruments and documents referred to in
Section 6.1, (b) AmSurg will deliver to PRG the various certificates,
-----------
instruments and documents referred to in Section 6.2, (c) PRG, its
                                         -----------

Affiliates, and the Acquired Entities will deliver to AmSurg assignments (including Intellectual Property transfer documents) and such other instruments of sale, transfer, conveyance, and assignment as AmSurg may reasonably request executed by PRG, its Affiliates, and the Acquired Entities, (d) AmSurg will deliver to PRG and the Acquired Entities, as applicable, such instruments of assumption relating to the Assumed Liabilities as PRG may reasonably request executed by AmSurg, and (e) AmSurg will deliver to PRG the Purchase Price as specified in Section 2.3.
             -----------
                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF PRG

     Except as expressly set forth in the disclosure letter delivered prior to the execution hereof to AmSurg (the "PRG Disclosure Letter"), PRG represents and warrants to AmSurg that the statements contained in this Article III are correct
                                                         -----------
and complete as of the date hereof and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date hereof throughout this Article III). The inclusion of
                                                -----------
any item on the PRG Disclosure Schedule does not set any standard for materiality, nor does the inclusion of any item constitute an admission that
such item is material.   The PRG Disclosure Letter will be arranged to
correspond to the numbered and lettered sections contained in this Article III,
                                                                   -----------
and will identify the Acquired Entity with respect to which the exception relates.

     III.1 Organization, Qualification, and Power and Authority. PRG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Acquired Entity is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

     III.2 Authorization, Validity, and Effect of Agreement. PRG and each Acquired Entity has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. PRG and each Acquired Entity has taken all action required by law, its constituent documents, and otherwise to authorize the execution, delivery, and performance by it of this Agreement. This Agreement constitutes the valid and legally binding obligation of PRG and each Acquired Entity, enforceable in accordance with its terms. PRG and the Acquired Entities need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated hereby.

     III.3 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of PRG or any Acquired Entity is subject or any provision of the certificate of incorporation, bylaws, or other constituent documents of PRG or any of the Acquired Entities, as applicable, or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which PRG or any of the Acquired Entities is a party or by which it is bound, or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).

     III.4 Brokers' Fees. None of PRG or the Acquired Entities has any Liability or obligation to pay any fees or commissions to any broker, investment banker, finder, or agent with respect to the transactions contemplated hereby for which AmSurg could become liable or obligated.

     III.5 Title to Assets. The Acquired Entities have good and marketable title to, or a valid leasehold interest in, the properties and assets shown on
Schedule 3.5 of the PRG Disclosure Schedule, used by them, located on their
------------
premises, or required for the operation of their respective businesses, or acquired after the date thereof, free and clear of all Liens. Without limiting the generality of the foregoing, the Acquired Entities have good and marketable title to or a valid leasehold interest in the Acquired Assets, free and clear of any Lien or restriction on transfer.

     III.6   Acquired Entities.  Schedule 3.6 of the PRG Disclosure Letter sets
                                 ------------
forth for each Acquired Entity (a) its name and jurisdiction of organization,
(b) the amount of its issued and outstanding securities, the names of the holders thereof, and the amount of securities held by each such holder, and (c) whether such Acquired Entity is an Asset Entity or an Equity Entity. PRG holds of record and owns beneficially the outstanding securities of each Acquired Entity as set forth on Schedule 3.6 of the PRG Disclosure Schedule, free and
                       ------------
clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

     III.7   Financial Statements.  Schedule 3.7 of the PRG Disclosure Letter
                                    ------------
contains the following financial statements:

             (i) unaudited statements of income as of and for the fiscal years ended December 31, 1997 and 1998 (the fiscal year ended December 31, 1998 is referred to hereinafter as the "Most Recent Fiscal Year End") for each Acquired Entity; and

             (ii) unaudited financial information for each of the line items specified on Schedule 3.7, as well as any other unaudited financial statements
             ------------
prepared by or on behalf of PRG or its Subsidiaries (the "PRG Financial Data") as of and for the nine months ended September 30, 1999 for each Acquired Entity.

The unaudited statements of income for the years ended December 31, 1997 and 1998 have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects, and are consistent with the books and records of the Acquired Entities (which books and records are correct and complete). The PRG Financial Data is true and correct in all material respects and is consistent with the books and records of the Acquired Entities (which books and records are correct and complete).

     III.8 Subsequent Events. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, condition (financial or otherwise), operations, or results of operations of any of the Acquired Entities, and no event has occurred or circumstance exists that may result in such a material adverse change. Without limiting the generality of the foregoing, since that date:

     (a) none of the Acquired Entities has sold, leased, transferred, or assigned any assets, tangible or intangible involving more than $25,000, other than in the Ordinary Course of Business;

     (b) no party (including any of the Acquired Entities) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which any of the Acquired Entities is a party or by which any of them is bound;

     (c) none of the Equity Entities has delayed or postponed the payment of any Liabilities outside the Ordinary Course of Business;

     (d) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving more than $25,000 individually or $250,000 in the aggregate involving any of the Acquired Entities; and

     (e) none of the Acquired Entities has committed or agreed to any of the foregoing.

     III.9 Long-Term Debt and Capital Leases. The list of long-term debt and capital leases of the Acquired Entities set forth on Schedule 1 of the PRG
                                                     ----------
Disclosure Letter is correct and complete. The outstanding obligations under such long-term debts and capital leases set forth on Schedule 1 of the PRG
                                                     ----------
Disclosure Letter is true and accurate.

     III.10 Legal Compliance. Except as would not have a Material Adverse Effect, each of the Acquired Entities has complied in all respects with all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply. During the time it has been affiliated with PRG, none of the Acquired Entities has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, professional review by any governmental organization, accrediting organization or certifying agency for the purpose of identifying any alleged improper activity with respect to the operations of any Acquired Entity or their businesses that resulted in a formal allegation of illegal activity or material deficiency or non-compliance. No governmental authorities are currently conducting proceedings against any of the Acquired Entities and, to the Knowledge of PRG, no investigation or proceeding is pending or being threatened. As used in this Section 3.10, "proceedings" means any
                                     ------------
litigation, arbitration, hearing or any other formal action by a governmental authority.

     III.11  Tax Matters.

     (a) Each of the Acquired Entities has filed all Tax Returns that it is or was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Acquired Entities (whether or not shown on any Tax Return) have been paid. None of the Acquired Entities currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Acquired Entities does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Acquired Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) Each of the Acquired Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed relating to any Acquired Entity employee, independent contractor, creditor, shareholder, member, partner, or other third party.

     (c) There is no dispute or claim concerning any Tax Liability of any of the Acquired Entities either (i) claimed or raised by any authority in writing or (ii) as to which PRG has Knowledge based upon personal contact with any agent of such authority. Schedule 3.11(c) of the PRG Disclosure Letter lists all Tax
                   ----------------
Returns filed with respect to any of the Acquired Entities for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. PRG has delivered to AmSurg correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Acquired Entities since December 31, 1994.

     (d) None of the Acquired Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) None of the Assumed Liabilities is an obligation to make, and none of the Equity Entities has made or has an obligation to make, any payment that will not be deductible under Code Section 280G.

     (f) None of the Acquired Entities is a party to any Tax allocation or sharing agreement.

     (g) None of the Acquired Entities (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was PRG) or (ii) has any Liability for the Taxes of any person (other than any of PRG and the Acquired Entities) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     III.12  Real Property.

     (a)     None of the Acquired Entities owns any real property.

     (b)     Schedule 3.12(b) lists and describes briefly all real property
             ----------------
leased or subleased to any of the Acquired Entities. PRG has delivered to AmSurg correct and complete copies of the leases and subleases listed in Schedule
                                                                  --------
3.12(b) (as amended to date). With respect to each lease and sublease listed in
-------
Schedule 3.12(b):
----------------
             (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

             (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

             (iii) to PRG's Knowledge (solely with respect to parties other than PRG, PRG's Affiliates, or an Acquired Entity), no party to the lease or sublease is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

             (iv) to PRG's Knowledge (solely with respect to parties other than PRG, PRG's Affiliates, or an Acquired Entity), no party to the lease or sublease has repudiated any provision thereof;

             (v) to PRG's Knowledge (solely with respect to parties other than PRG, PRG's Affiliates, or an Acquired Entity) there are no disputes, oral agreements, or forbearances in effect as to the lease or sublease;

             (vi) to the Knowledge of PRG, with respect to each sublease, the representations and warranties set forth in Sections 3.12(b)(i) through (v) are
                                            --------------------------------
true and correct with respect to the underlying lease;

             (vii) none of the Acquired Entities has assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered or granted a Lien in any interest in the leasehold or subleasehold;

             (viii) except as would not have a Material Adverse Effect, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws; and

             (ix) all facilities leased or subleased thereunder are supplied with utilities and waste disposal services necessary for the operation of said facilities.

     III.13  Intellectual Property.

     (a)     Schedule 3.13 sets forth a list of any Intellectual Property that
             -------------
the Acquired Entities own, license, or use that is material to the conduct of its business, including computer software programs or software systems, except for computer software programs or software systems that are available in consumer retail stores.

     (b) Except as would not have a Material Adverse Effect, none of PRG or the Acquired Entities has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of PRG or the Acquired Entities has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of PRG or the Acquired Entities must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of PRG, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Acquired Entities.

     III.14 Tangible Assets. The Acquired Entities own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is owned or leased by the applicable Acquired Entity, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     III.15  Contracts.  Schedule 3.15 lists the following written contracts and
                         -------------
other written agreements to which any of the Acquired Entities is a party or bound:

     (a) any agreement (or group of related agreements with the same party) for the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

     (b) any agreement (or group of related agreements with the same party) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000 per annum;

     (c)     any agreement concerning a partnership or joint venture;

     (d) any agreement (or group of related agreements with the same party) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 per annum or under which it has imposed a Lien on any of its assets, tangible or intangible;

     (e) any agreement concerning confidentiality, noncompetition or exclusive dealing;

     (f)     any agreement with any referral source;

     (g) any agreement under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect; or

     (h) any other agreement (or group of related agreements with the same party) the performance of which involves consideration in excess of $25,000 per annum.

     PRG has delivered or made available to AmSurg a correct and complete copy of each written agreement listed in Schedule 3.15. With respect to each such
                                    -------------
agreement:

     (a) the agreement is legal, valid, binding, enforceable, and in full force and effect;

     (b) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement without the consent of any person or entity;

     (c) to the Knowledge of PRG (solely with respect to a party other than PRG, PRG's Affiliates, or an Acquired Entity), no party is in breach or default, and no event has occurred that, with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

     (d) to the Knowledge of PRG (solely with respect to a party other than PRG, PRG's Affiliates, or an Acquired Entity), no party has repudiated any provision of the agreement.

     III.16 Notes and Accounts Receivable. All notes and accounts receivable of the Acquired Entities have arisen from bona fide transactions by the Acquired Entities in the Ordinary Course of Business and are valid as receivables.

     III.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Acquired Entities.

     III.18 Insurance. During the period that it has been affiliated with PRG, each of the Acquired Entities has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

     III.19  Litigation. Schedule 3.19 sets forth each instance in which any of
                         -------------
the Acquired Entities (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of PRG, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator or mediator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.19 would reasonably be expected to result
                            -------------
in a Material Adverse Effect.

     III.20 Employees and Physicians. To the Knowledge of PRG, no physician has any current plans to withdraw or otherwise terminate his or her participation as an employee, partner, member, or shareholder of any Acquired Entity. None of the Acquired Entities is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Acquired Entities has committed any unfair labor practice. To the Knowledge of PRG, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Acquired Entities.

     III.21  Employee Benefits.

     (a)     Schedule 3.21 identifies (i) every Employee Benefit Plan that is
             -------------
presently maintained for employees of an Acquired Entity by PRG or an Acquired Entity and (ii) the names, titles, and compensation of all employees, officers, leased employees and directors of the Acquired Entities paid within the last calendar year (or expected to be paid this calendar year) in excess of $50,000.00 per annum from an Acquired Entity.

     (b) None of PRG, any Acquired Entity or any ERISA Affiliate thereof (i) has ever maintained any Employee Benefit Plan which has been subject to Title IV of ERISA or Section 412 of the Code, including, but not limited to, any Multiemployer Plan (as defined below) or (ii) has ever maintained an Employee Benefit Plan to provide post-employment benefits (other than as required by part 6 of subtitle B of title I of ERISA) to employees of the Acquired Entities.

     (c) No Equity Entity maintains any Employee Benefit Plan, and no employees of any Equity Entity participate, or have ever participated, in any Employee Benefit Plan maintained by any Equity Entity.

     (d) For the purposes of this Section, an entity "maintains" an Employee Benefit Plan if such entity sponsors, sponsored, contributes to or has contributed to, or provides or provided benefits under such Employee Benefit Plan, or has or has had any obligation (by agreement, under applicable law or otherwise) to contribute to or provide benefits under such Employee Benefit Plan, or if such Employee Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents or beneficiaries).

     III.22 Guaranties. None of the Acquired Entities is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other person.

     III.23  Environmental, Health, and Safety Matters.

     (a) Except as would not have a Material Adverse Effect, each of the Acquired Entities and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

     (b)     Without limiting the generality of Section 3.23(a), except as would
                                                ---------------
not have a Material Adverse Effect, each of the Acquired Entities and their respective Affiliates has obtained, has complied with, and is in compliance with, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

     (c) Except as would not have a Material Adverse Effect, neither the Acquired Entities nor any of their respective predecessors or Affiliates has received any written or, to the Knowledge of PRG, oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

     III.24  Licenses and Permits.

     (a) Except as would not have a Material Adverse Effect, each of the Acquired Entities (i) is the holder of all valid licenses and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its business and (ii) is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which any of the Acquired Entities is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs under which any of the Acquired Entities directly or indirectly is presently receiving payments. Set forth on Schedule 3.24 of the PRG Disclosure Letter is a correct and complete
         -------------
list of such licenses, permits and other rights and authorizations, and provider agreements under all Government Programs, complete and correct copies of which have been provided to AmSurg. True, complete and correct copies of all surveys of any of the Acquired Entities or their facilities conducted in connection with any Government Program or licensing or accrediting body during the past three years have been provided to AmSurg.

     (b) No material violation, default, order or deficiency exists with respect to any of the items listed on Schedule 3.24 of the PRG Disclosure
                                      -------------
Letter. None of the Acquired Entities has received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 3.24 of the PRG Disclosure Letter, either to
                    -------------
revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of any of the Acquired Entities in any Government Program. To the Knowledge of PRG, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed on Schedule 3.24 of the PRG
                                                      -------------
Disclosure Letter or to revoke, withdraw or suspend any such licenses, or to terminate or modify the participation of any of the Acquired Entities in any Government Program. To the Knowledge of PRG, there has been no decision of any other party not to renew any provider or third-party payor agreement of any Acquired Entity. Except as listed on Schedule 3.24, no consent or approval of,
                                     -------------
prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization, or Government Program by reason of the consummation of the transactions contemplated by this Agreement, and the continued operation of the business of each of the Acquired Entities thereafter on a basis consistent with past practices.

     (c) Each of the Acquired Entities has timely filed all reports required to be filed prior to the date hereof with respect to the Government Programs, all fiscal intermediaries and other insurance carriers and all such reports are complete and accurate in all material respects and have been prepared in accordance with all applicable laws and regulations governing reimbursement and payment claims. True and complete copies of such reports filed by each of the Acquired Entities for the most recent year have heretofore been delivered to AmSurg. There are no other reports required to be filed by any of the Acquired Entities in order to be paid under any Government Program for services rendered, except for reports not yet due.

     (d) Except as would not have a Material Adverse Effect, each of the Acquired Entities has paid or caused to be paid or has properly reflected in the PRG Financial Data all known and undisputed refunds, overpayments, offsets, discounts, penalties, or adjustments that have become due pursuant to such reports and that would constitute a violation of the False Claims Act (31 U.S.C.
(S)3729 et. seq), the civil monetary provisions (42 U.S.C. (S)1320a-7a), or any other similar federal or state law, rule, or regulation and has no liability under any Government Program or any private insurance program (known or unknown, contingent or otherwise) for any refund, overpayment, offset, discount, penalty, or adjustment other than in the Ordinary Course of Business, and no interest or penalties accruing with respect thereof, except as has been specifically included or reserved for in the PRG Financial Data.

     III.25 Inspections and Investigations. None of the Acquired Entities' rights to receive reimbursements pursuant to any Government Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party. There are not currently any outstanding material orders of any governmental authority having jurisdiction over any of the Acquired Entities, or other third party, requiring conformity to any applicable agreement, statute, regulation, or ordinance, including, but not limited to, the Government Programs. None of the Acquired Entities has received any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any of the Acquired Entities or its operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances, or inventory so as to conform to or comply with any existing law, code, rule, regulation, or standard.

     III.26 Certain Payments. Except as would not have a Material Adverse Effect, neither the Acquired Entities, any agent or employee of the Acquired Entities, or any person acting for or on behalf of the Acquired Entities has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, commission or other payment to any person, private or public, regardless of form, whether in money, property, or services, (i) to obtain favorable treatment, (ii) to pay for favorable treatment, (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Acquired Entities, or (iv) that is illegal under any applicable law.

     III.27 Disclosure. The representations and warranties of PRG contained in this Article III do not contain any untrue statement of a material fact or omit
     -----------
to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.
                              -----------

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF AMSURG

     AmSurg represents and warrants to PRG that the statements contained in this
Article IV are correct and complete as of the date hereof and will be correct
----------
and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date hereof throughout this Article IV
                                                                  ----------
except as expressly set forth in the disclosure letter delivered prior to the execution hereof to PRG (the "AmSurg Disclosure Letter"). The inclusion of any item on the AmSurg Disclosure Letter does not set any standard for materiality, nor does the inclusion of any item constitute an admission that such item is material. The AmSurg Disclosure Letter will be arranged to correspond to the numbered and lettered sections contained in this Article IV.
                                                 ----------

     IV.1 Organization. AmSurg is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

     IV.2 Authorization, Validity, and Effect of Agreement. AmSurg has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. AmSurg has taken all action required by law, its charter and bylaws, or otherwise to authorize the execution and delivery by AmSurg of this Agreement. This Agreement constitutes the valid and legally binding obligation of AmSurg, enforceable in accordance with its terms. AmSurg need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated hereby.

     IV.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmSurg is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AmSurg is a party or by which it is bound or to which any of its assets is subject.

     IV.4 Brokers' Fees. AmSurg has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which PRG could become liable or obligated.

                                  ARTICLE V.
                             PRE-CLOSING COVENANTS

     V.1 Method of Sale of Acquired Assets and Confirmation of Plan of Reorganization.

     (a) Within fifteen (15) business days of the date hereof, PRG shall file a bankruptcy petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The purchase by AmSurg of the Acquired Assets and the other transactions contemplated by this Agreement shall be subject to the approval of the Bankruptcy Court. This sale process is designed to provide assurance to AmSurg that it shall be adequately compensated for its out-of-pocket expenses and time and effort spent, and lost opportunity costs incurred in, pursuing this Agreement if AmSurg is not selected as the Winning Bidder and, if selected as the Winning Bidder, that it shall be able to consummate timely this Agreement. This process is also designed to accommodate PRG's desire to confirm a Plan of Reorganization.

     (b) PRG shall (i) file the Plan of Reorganization and the Disclosure Statement no later than 30 days following the Petition Date; (ii) use all commercially reasonable efforts to persuade the Bankruptcy Court to set a hearing within 40 days after the date of such filing for the Bankruptcy Court to consider approving the adequacy of information contained in the Disclosure Statement within the meaning of Section 1125 of the Bankruptcy Code; (iii) if the Disclosure Statement is so approved, promptly distribute and mail a package of voting solicitation materials to those creditors and other parties-in-interest as determined by the Bankruptcy Court; and (iv) use all commercially reasonable efforts to persuade the Bankruptcy Court to set a confirmation hearing on the Plan of Reorganization within 30 days after the date of Bankruptcy Court approval of the Disclosure Statement. The Plan of Reorganization and the Disclosure Statement shall contain appropriate provisions, in form and substance mutually acceptable to PRG and AmSurg, to consummate the Transaction. If the Plan of Reorganization is confirmed by the Bankruptcy Court through entry of a confirmation order in form and substance mutually acceptable to PRG and AmSurg with respect to this Agreement and the Acquired Assets then, subject to the fulfillment of the conditions set forth in Sections 6.1 and 6.2 hereunder, AmSurg and PRG shall set the Closing Date no
------------     ---
later than ten days following the date the Bankruptcy Court order confirming the Plan of Reorganization becomes final and nonappealable.

     (c) Upon filing the bankruptcy petition, PRG shall file an expedited motion and use all commercially reasonable efforts to obtain Bankruptcy Court orders within 25 days of the Petition Date approving the Bid Procedures Motion (the "Bid Procedures Order")and approving the Management Agreement Motion (the "Management Agreement Order").

     (d) The Bid Procedures Motion shall provide that if a Qualified Competing Transaction has not been timely and properly filed with the Bankruptcy Court and delivered to AmSurg and PRG within ten business days of entry of the Bid Procedures Order, then (i) the Bid Hearing shall not be conducted, (ii) AmSurg shall automatically become the Winning Bidder, and (iii) the Bankruptcy Court shall enter an order mutually acceptable to PRG and AmSurg naming AmSurg as the Winning Bidder.

     (e) PRG agrees to notify AmSurg promptly upon the receipt by PRG or by any of PRG's representatives of a Competing Transaction. Such notification shall include the terms and conditions of any such proposal and the identity of the person(s) making such proposal. If PRG receives a proposal for a Qualified Competing Transaction, PRG shall have five business days from the date of receipt of such Qualified Competing Transaction to determine if such Qualified Competing Transaction is superior to this Agreement and the Transaction. If PRG determines that such Qualified Competing Transaction is superior to this Agreement and the Transaction and determines to enter into such Qualified Competing Transaction (such superior Qualified Competing Transaction is referred to herein as a "Superior Transaction"), PRG shall give AmSurg written notice of PRG's intent to enter into such Superior Transaction. AmSurg shall have five business days from the date of receipt of such written notice to review such proposal and agree to amend this Agreement to meet or exceed the terms of the Superior Transaction. If AmSurg elects to amend this Agreement to meet or exceed the terms of such Superior Transaction, PRG must accept and agree to such an amendment and must reject the Superior Transaction. If PRG rejects a Superior Transaction by reason of the fact that AmSurg elects to meet the terms of a Superior Transaction, the person submitting such Superior Transaction may, at the Bid Hearing, submit an additional Qualified Competing Transaction. In such event, PRG, AmSurg and the person submitting such Qualified Competing Transaction shall appear at the Bid Hearing, at which AmSurg and such party shall bid on the Acquired Assets to determine the Winning Bidder. If AmSurg elects not to meet the terms of a Superior Transaction, or fails to respond to PRG within five business days after receiving notice of PRG's intent to enter into a Superior Transaction, PRG may terminate this Agreement pursuant to Section 8.2(b) and enter into the Superior
                                     --------------
Transaction.

     (f) If this Agreement is selected as the Winning Bid, PRG shall use all commercially reasonable efforts to fully support this Agreement and its implementation and consummation and shall cease (i) all contacts with parties other than AmSurg with respect to the sale of the Acquired Assets, (ii) all efforts to market, sell or otherwise restructure the Acquired Entities and the Acquired Assets (other than as expressly permitted in this Agreement), and (iii) all attempts, either alone or with parties other than AmSurg, to propose a plan of reorganization of PRG other than pursuant to the Plan of Reorganization.

     (g) Although AmSurg acknowledges that the Plan of Reorganization, the Disclosure Statement, and all motions and orders before the Bankruptcy Court required hereunder are ultimately the responsibility of PRG, each of PRG and AmSurg shall cooperate in good faith to draft the substantive provisions of the final versions of the Plan of Reorganization, the Disclosure Statement, and all documents required hereunder relating to this Agreement or the Transaction before their filing with or submission to the Bankruptcy Court, and each of such documents so far as it relates to this Agreement or the Transaction shall be in form and substance mutually acceptable to PRG and AmSurg. In addition, PRG shall allow AmSurg sufficient time (e.g., at least two business days) to review and comment upon any document placed before the Bankruptcy Court regarding the Acquired Assets.

     (h) If PRG, after consultation with AmSurg, reasonably determines that approval and consummation of this Agreement and the Transaction as part of a plan of reorganization is not likely to occur within 120 days of the Petition Date, PRG may elect to file a motion under Section 363 of the Bankruptcy Code seeking an order approving the sale to AmSurg of PRG's interest in the Acquired Entities (the "Sale Order").

     V.2 Covenants of AmSurg and PRG. During the period from the date hereof and continuing until the Closing Date (except as expressly contemplated or permitted hereby, or to the extent that the other party shall otherwise specifically consent in writing) each of AmSurg, PRG, and the Acquired Entities covenants with the others that, insofar as the obligations relate to it:

     (a) Each of AmSurg, PRG and the Acquired Entities will use their commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated hereby (including satisfaction, but not waiver, of the closing conditions set forth in Article VI herein).
                        ----------

     (b) Each of PRG and the Acquired Entities will give any notices to third parties and will use its commercially reasonable efforts to obtain any third party consents that are required in connection with the consummation of the transactions contemplated hereby, as set forth on Schedule 3.3. Each of
                                                      ------------
AmSurg, PRG and the Acquired Entities will give any notices to, make any filings with, and use its commercially reasonably efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required in connection with the consummation of the transactions contemplated hereby, as set forth on Schedule 3.2. Without limiting the generality of the foregoing, each of
         ------------
AmSurg, PRG and the Acquired Entities will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

     (c) Except as and to the extent required by law, including federal securities laws, each of AmSurg, PRG and the Acquired Entities hereby agrees not to disclose or use, and each shall cause its representatives not to disclose or use, any Confidential Information with respect to any other party hereto furnished, or to be furnished, by such other party or its representatives in connection herewith at any time or in any manner other than in connection with their respective evaluations of the Transaction. Except as required by law, neither AmSurg, PRG, nor the Acquired Entities or any of their representatives shall make any public statements regarding the Transaction or this Agreement without the prior written approval of each of AmSurg and PRG.

     (d) PRG will use its commercially reasonable efforts to obtain the agreement of each of the physician partners or members in the Asset Entities to enter into an agreement of limited partnership or operating agreement (as applicable) with an Affiliate of AmSurg to which all of the Acquired Assets and the remaining assets owned by the Asset Entities will be contributed effective upon the Closing Date, although PRG can provide no assurance that it will be successful in its efforts. The form of the agreement of limited partnership or operating agreement is attached to this Agreement as Exhibits C and D,
                                                     ----------     -
respectively.

     V.3 Covenants of PRG and the Acquired Entities. PRG and the Acquired Entities covenant and agree that between the date hereof and continuing until the Closing Date (except pursuant to an order of the Bankruptcy Court, as expressly contemplated or permitted hereby, or to the extent that AmSurg shall otherwise specifically consent in writing):

     (a) PRG and the Acquired Entities will (i) carry on the respective businesses of the Acquired Entities in substantially the same manner as heretofore conducted and only in the Ordinary Course of Business, (ii) maintain usual levels of inventories and supplies in the Acquired Entities, (iii) keep the business and properties of the Acquired Entities substantially intact, including their respective present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, patients, and employees, (iv) confer with AmSurg concerning operational matters of a material nature relating to the Acquired Entities, and
(v) otherwise report periodically to AmSurg concerning the status of the businesses and affairs of the Acquired Entities.

     (b) Except for (i) distributions made to the partners or members of the Acquired Entities in the Ordinary Course of Business and (ii) transactions with physician groups whereby the groups shall have repurchased their practice assets, terminated their service agreements, and repaid all outstanding amounts owed to PRG to PRG's satisfaction, PRG and the Acquired Entities will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business; provided, however, that PRG will obtain AmSurg's
                             --------  -------
prior written consent prior to any transfer of PRG's ownership interest in any Acquired Entity or the sale or transfer of PRG's or any Acquired Entity's ownership interest in any surgery center. Without limiting the generality of the foregoing, PRG and the Acquired Entities will not (x) declare, set aside, or pay any dividend or make any distribution with respect to its securities or redeem, purchase, or otherwise acquire any of its securities outside the Ordinary Course of Business, or (y) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.8.
                                              -----------

     (c) PRG and the Acquired Entities will permit representatives of AmSurg to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of PRG and the Acquired Entities, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Acquired Entities and will cooperate with AmSurg and AmSurg's representatives in connection with AmSurg's due diligence investigation of the Acquired Assets and other aspects of the business of the Acquired Entities.

     (d) Except to the extent of the procedures set forth in the Bid Procedures Motion regarding notice and competitive bidding to the extent the Bid Procedures Motion is approved by the Bankruptcy Court, PRG and the Acquired Entities will not and will use their respective commercially reasonable efforts to cause their respective officers and directors not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any Competing Transaction; provided, that
                       --------

PRG may sell interests in the assets of medical practices and certain interests in surgery centers to the physician groups using such centers in accordance with
Section 5.3(b)(ii) hereof. PRG shall immediately notify AmSurg of any such
------------------
proposal or any inquiry relating to a proposal, including the identity of the party making the proposal or inquiry and all of the terms of any such proposal.

     (e) PRG and the Acquired Entities will not take any action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action or condition, that would cause the representations and warranties made by PRG herein not to be true, correct, complete, and accurate as of the Closing Date.

     (f) PRG and the Acquired Entities will supplement the PRG Disclosure Letter and give prompt written notice to AmSurg of any material adverse development relating to the business, affairs, operations, prospects, or assets of any Acquired Entity, and of any breach of any of the representations and warranties of PRG in Article III. Unless AmSurg terminates this Agreement
                     -----------
pursuant to Section 8.1(c)(iv) within ten business days of receipt of such
            ------------------
supplement to the PRG Disclosure Letter, such supplement delivered pursuant to this Section 5.3(f) shall be deemed to have amended and supplemented the PRG
     --------------
Disclosure Letter and to have cured any misrepresentation, breach of warranty, or breach of covenant as a result of such material adverse development or breach.

     (g) Prior to the Closing Date, to the extent AmSurg has not assumed control over the accounting functions of an Acquired Entity pursuant to the Management Agreement, PRG shall promptly provide to AmSurg monthly and quarterly PRG Financial Data as specified in Schedule 3.7, and any financial statements
                                   ------------
prepared by or on behalf of PRG or its Subsidiaries for each of such Acquired Entities for periods from and after September 30, 1999.

     (h) As soon as practicable after the date of this Agreement, PRG shall use its commercially reasonable efforts to cause the Acquired Entities to take all action, to the extent necessary in accordance with applicable law and their respective certificate of incorporation, bylaws, or other constituent documents, to cause their respective shareholders, partners, or members to consider and vote upon the approval of the Transaction and such other matters as may be necessary or desirable to consummate the Transaction.

     V.4     Covenants of AmSurg.

     (a) AmSurg covenants and agrees that between the date hereof and continuing until the Closing Date (except as expressly contemplated or permitted hereby, or to the extent that PRG shall otherwise consent in writing) AmSurg shall not take any action that would cause the conditions to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action or condition, that would cause the representations and warranties made by it herein not to be true, correct, complete and accurate as of the Closing Date. AmSurg will supplement the AmSurg Disclosure Letter and give prompt written notice to PRG of any development causing a breach of any of the representations and warranties in Article IV. Unless PRG terminates this Agreement pursuant to
                  ----------
Section 8.1(b)(iv) within ten business days of receipt of such supplement to the
------------------
AmSurg Disclosure Letter, such supplement delivered pursuant to this Section
                                                                     -------
5.4(a) shall be deemed to have amended and supplemented the AmSurg Disclosure
------
Letter and to have cured any misrepresentation, breach of warranty, or breach of covenant as a result of such breach.

     (b) In the event that AmSurg has Knowledge at any time prior to the Closing Date (whether derived through provision of services under the Management Agreement or otherwise) that any representation or warranty of PRG in Article III is not true and correct in any material respect on and as of such date and such fact has not been disclosed by PRG pursuant to Section 5.3(f), AmSurg shall
                                                    --------------
give PRG prompt written notice of such fact to PRG. PRG and AmSurg agree that the disclosure or failure to disclose any matter required to be disclosed under this Section 5.4(b) shall not affect, modify or limit any representation or
     --------------
warranty of PRG or AmSurg's right to rely thereon.

                                  ARTICLE VI.
                                  CONDITIONS

     VI.1 Conditions to Obligation of AmSurg. The obligation of AmSurg to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a)     the representations and warranties of PRG set forth in Article III,
                                                                    -----------
as modified by the PRG Disclosure Letter and any amendment or supplement thereto pursuant to Section 5.3(f), shall be true and correct when made, and at and as
            --------------
of the Closing Date;

     (b) PRG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) No material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or results of operations of the Acquired Assets or the Acquired Entities taken as a whole;

     (d) The Acquired Entities shall have been issued each of the licenses listed on Schedule 3.2 required to be issued as a result of changes in ownership
          ------------
of the Acquired Entities prior to the Closing Date and PRG and the Acquired Entities shall have procured all of the consents specified in Schedule 3.3 that
                                                              ------------
are designated as Material Consents;

     (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge could (i) prevent consummation of any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated hereby to be rescinded following consummation, or
(iii) affect adversely the right of any of the Acquired Entities to own the Acquired Assets and to operate its businesses in substantially the same manner as heretofore conducted (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (f) PRG shall have delivered to AmSurg a certificate to the effect that each of the conditions specified in Section 6.1(a)-(e) is satisfied in all
                                     ------------------
respects;

     (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.2
                                                                  -----------
that are designated as Material Consents;

     (h) AmSurg shall have received from counsel to PRG an opinion in form and substance as set forth in Exhibit E, addressed to AmSurg, and dated as of
                              ---------
the Closing Date;

     (i) AmSurg and PRG shall have entered into Escrow Agreements substantially in the form attached hereto as Exhibits A (except as otherwise may
                                             ----------
be indicated in Section 9.8) and B;
                -----------      -

     (j) all actions to be taken by PRG in connection with consummation of the transactions contemplated hereby or by this Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AmSurg;

     (k) PRG shall have reached a definitive settlement with the plaintiffs in all outstanding lawsuits that directly involve the Acquired Entities (other than lawsuits based on medical malpractice claims and employment claims) and shall have settled all claims and disputed liabilities with the members, partners, shareholders, and employees of the Acquired Entities; provided, that
                                                                --------
PRG and AmSurg acknowledge that AmSurg will not require that PRG settle the stockholder class action litigation currently pending against PRG as a condition to the Closing;

     (l) PRG shall have obtained a final nonappealable order or orders acceptable to AmSurg from the Bankruptcy Court (i) confirming the Plan of Reorganization, which Plan of Reorganization includes all terms and conditions of this Agreement, including, without limitation, the sale of the Acquired Assets to AmSurg or (ii) approving the sale of the Acquired Assets to AmSurg under Section 363 of the Bankruptcy Code;

     (m) This Agreement and the Transaction shall have been approved by the requisite vote of the shareholders, partners, or members, as applicable, of each of the Acquired Entities;

     (n) PRG, the Acquired Entities and their respective Affiliates shall have taken all action necessary for the Operating Entities to assume all operating leases and contracts to be assumed by such entities that are material to the ownership and operation of the Acquired Assets by such entities after the Closing; provided, that AmSurg and PRG acknowledge and agree that any contract
         --------
listed
on Schedule 3.2 or 3.3 that is a contract requiring a consent to assignment that
   ------------    ---
is not designated as a Material Consent shall not be deemed material to the ownership and operation of the Acquired Assets for purposes of this Section
                                                                    -------
6.1(n); and
------

     (o) A period of at least four (4) months shall have elapsed from January 1, 2000, the effective date of the Management Agreement.

AmSurg may waive any condition specified in this Section 6.1 if it executes a
                                                 -----------
writing so stating at or prior to the Closing.

     VI.2 Conditions to Obligations of PRG and the Acquired Entities. The obligations of PRG and the Acquired Entities to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a)     the representations and warranties of AmSurg set forth in Article
                                                                       -------
IV, as modified by the AmSurg Disclosure Letter and any amendment or supplement
--
thereto pursuant to Section 5.4(c), shall be true and correct when made and at
                    --------------
and as of the Closing Date;

     (b) AmSurg shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated hereby or (ii) cause any of the transactions contemplated hereby to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) AmSurg shall have delivered to PRG a certificate to the effect that each of the conditions specified in Section 6.2(a)-(c) is satisfied in all
                                     ------------------
respects;

     (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and PRG shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.2;
                                                     -----------

     (f) AmSurg or its Affiliates shall have taken all action necessary for the Operating Entities to assume all operating leases and contracts to be assumed by such entities necessary for the ownership and operation of the Acquired Assets by such entities after the Closing;

     (g) PRG shall have received from counsel to AmSurg an opinion in form and substance as set forth in Exhibit F, addressed to PRG, and dated as of the
                              ---------
Closing Date;

     (h) The Transaction shall have been approved by the requisite vote of the shareholders, partners, or members, as applicable, of each of the Acquired Entities;

     (i) PRG shall have obtained a final nonappealable order or orders from the Bankruptcy Court (i) confirming the Plan of Reorganization, which Plan of Reorganization includes all terms and conditions of this Agreement, including, without limitation, the sale of the Acquired Assets to AmSurg or (ii) approving the sale of the Acquired Assets to AmSurg under Section 363 of the Bankruptcy Code; and

     (j) A period of at least four (4) months shall have elapsed from January 1, 2000, the effective date of the Management Agreement. PRG may waive any condition specified in this Section 6.2 if it executes a writing so stating
                                -----------
at or prior to the Closing.

                                  ARTICLE VII.
                             POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the
Closing:

     VII.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX). PRG acknowledges and agrees that from and after the Closing, AmSurg will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Acquired Assets; provided, that PRG shall have
                                             --------
access to such documents or copies of such documents.

     VII.2 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, each of the other parties will cooperate with such party and such party's counsel in the contest or defense, use commercially reasonable efforts to make available their personnel, and provide such testimony and access to their books and records as shall reasonably be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX).

     VII.3 Transition. PRG and the Acquired Entities will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, payor, patient, supplier, or other business associate of any of the Acquired Entities from maintaining the same business relationships with AmSurg (and each of the Operating Entities) after the Closing as it maintained with PRG and the Acquired Entities prior to the Closing.

     VII.4 Confidentiality. Each of AmSurg, PRG and the Acquired Entities will treat and hold as such all of the Confidential Information received concerning the other parties hereto, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other parties or destroy, at the request and option of such other party, all tangible embodiments (and all copies) of the Confidential Information concerning such other party that are in the possession of AmSurg, PRG, or the Acquired Entities, as the case may be. In the event that any director, officer, member, shareholder, partner, or agent of AmSurg, PRG, or the Acquired Entities is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information concerning another party hereto, he or it will notify such other party promptly of the request or requirement so that such party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a
                                       -----------
protective order or the receipt of a waiver hereunder, any director, officer, member, shareholder, partner, or agent of AmSurg, PRG or the Acquired Entities, is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, he or it may disclose the Confidential Information to the tribunal; provided, however, that he or it shall
                                          --------  -------
use his or its commercially reasonable efforts to obtain, at the request of such other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such other party shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

     VII.5 Development Fees. In the event that (a) physicians in a practice currently or previously managed by PRG enter into an agreement prior to the Closing Date granting AmSurg a right of first refusal for AmSurg to develop a surgery center in the event that such group desires to develop a surgery center with a corporate partner, (b) within 12 months following the Closing Date, those physicians execute a limited liability company operating agreement or an agreement of limited partnership with AmSurg, and (c) the entity formed by AmSurg and the physicians executes a real estate lease for a new surgery center (a "Development Transaction"), AmSurg will pay PRG a fee of $200,000 for each such Development Transaction. Payment will be made within thirty (30) days after all three (3) conditions are met.

     VII.6 Acquired Entity Audits. Following the Closing Date, PRG and its representatives will cooperate with AmSurg and its representatives (including providing any representation letters or other instruments required by AmSurg's independent auditors), make available its personnel, and provide such access to its books and records as shall be necessary in connection with audits of the financial statements of the Acquired Entities.

     VII.7 Employee Benefits. Following the Closing Date, AmSurg will use commercially reasonable efforts to cause the Acquired Entities or their successors to honor sick leave, vacation, and other employee benefits (other than employer contributions to retirement or pension plans) accrued by employees of the Acquired Entities as of the Closing Date in accordance with the current policies of the Acquired Entities.

     VII.8   Prorations.

     (a) AmSurg, PRG and the Acquired Entities agree that a portion of the expenses from the operation of each Acquired Entity that is an Acquired Entity on the Closing Date (i.e., Acquired Entities that on the Closing Date have not been excluded pursuant to Section 2.4 or by mutual agreement among the parties
                          -----------
(the "Closing Acquired Entities")) related to salaries, payroll taxes, group health and life insurance, workmen's compensation insurance, professional liability insurance, property and casualty insurance, contract and professional fees (e.g. linen service, transportation service and janitorial service), utilities, rent and property taxes (collectively the "Prorated Expenses") equal to the aggregate product of (i) the Prorated Expenses for each Closing Acquired Entity and (ii) the respective Acquisition Percentage for such Closing Acquired Entity shall be prorated between AmSurg and PRG as of 12:01 a.m. on the Closing Date based on the amounts of the Prorated Expenses properly allocable to the time periods before and after Closing.

     (b) On or before the expiration of 60 days from the Closing Date, AmSurg will present to PRG a statement of prorations ("AmSurg's Proration Statement") made in accordance with Section 7.8(a) providing information
                                    --------------
sufficient for PRG to make a detailed review of the basis of the prorations set forth in the statement. PRG shall review AmSurg's Proration Statement and provide AmSurg written notice stating PRG's objections, if any, and identifying the reasons for any objection within 30 days after receipt of AmSurg's Proration Statement. If PRG does not provide AmSurg with a written notice of objections within such 30-day period, PRG shall be deemed to have agreed with and acknowledged the correctness of AmSurg's Proration Statement. AmSurg and PRG agree to cooperate with one another by providing one another, upon request, information in their possession reasonably requested by the other to assist in the preparation of AmSurg's Proration Statement or PRG's notice of objection, as the case may be.

     (c) If PRG makes any such objection, PRG and AmSurg shall agree on the amount, if any, not in dispute within five (5) business days after AmSurg's receipt of PRG's objections. If any amounts remain in dispute after the expiration of five (5) business days from delivery to AmSurg of PRG's objections, AmSurg and PRG shall submit the dispute to the Bankruptcy Court for resolution.

     (d) After the amounts of the Prorated Expenses to be prorated among AmSurg and PRG is established, whether by agreement among AmSurg and PRG, by PRG's failure to object as provided in Section 7.8(b), or by the Bankruptcy
                                       -------------
Court, if amounts are owed to PRG, AmSurg promptly shall pay to PRG or to an account of a Closing Acquired Entity per the direction of PRG, the agreed upon amount. If the agreed upon amounts are owed to AmSurg, AmSurg shall be entitled to a distribution from the funds held in escrow under the Payables Escrow Agreement by executing and delivering to PRG and the Escrow Agent written instructions instructing the Escrow Agent to release the amounts to be paid to AmSurg pursuant to this Section 7.8.
                        -----------

     VII.9   Payment of Liabilities of the Acquired Entities.

     (a) Following the Closing, AmSurg shall use its commercially reasonable efforts to cause the Operating Entities to pay the Liabilities of the Closing Acquired Entities that relate to the operation of the business of the Closing Acquired Entities prior to the Closing Date (the "Pre-Closing Payables"). On or before the 45/th/ and 75/th/ days following the Closing Date, AmSurg shall provide PRG with a written report specifying for each Closing Acquired Entity the amount of Pre-Closing Payables paid by the Operating Entities and the portion of such Pre-Closing Payables allocable to PRG's ownership interest in such Closing Acquired Entities (the "PRG Payables"). The PRG Payables for each Closing Acquired Entity shall be equal to the product of (i) the Acquisition Percentage and (ii) the Pre-Closing Payables for that Closing Acquired Entity.

     (b) If at any time prior to the expiration of 90 days from the Closing Date the aggregate of the PRG Payables for all Closing Acquired Entities exceeds the product of $50,000 and the number of Closing Acquired Entities, AmSurg shall give PRG written notice of that fact. Upon receipt of any additional invoices for Pre-Closing Payables following such time as the aggregate amount of PRG Payables exceeds the product of $50,000 and the number of Closing Acquired Entities, AmSurg shall promptly deliver copies of such invoices to PRG, together with notice of the PRG Payables portion of such Pre-Closing Payables. PRG shall have the right, by delivery to AmSurg within five (5) business days of receipt of such invoices, to pay AmSurg the PRG Payable portion of such Pre-Closing Payables. In the event the aggregate amount of PRG Payables (less any amount paid by PRG to AmSurg as set forth in this Section 7.9(b)) exceeds the product
                                           --------------
of $125,000 and the number of Closing Acquired Entities, AmSurg shall give PRG written notice of that fact and AmSurg and the Operating Entities shall have no further obligation to pay or cause to be paid any Pre-Closing Payables.

     (c) On or prior to the expiration of 95 days from the Closing Date, AmSurg will provide PRG with a written report (the "Pre-Closing Payables Statement") specifying for each Closing Acquired Entity the amount of Pre-Closing Payables paid by the Operating Entities, the amount of PRG Payables for each Closing Acquired Entity, and the amount of any PRG Payables paid pursuant to Section 7.9(b). PRG shall review the Pre-Closing Payables Statement and
   --------------
provide AmSurg written notice stating PRG's objections, if any, and identifying the reasons for the objections within ten business days after receipt of the Pre-Closing Payables Statement. If PRG does not provide AmSurg with a written notice of objections within such ten business day period, PRG shall be deemed to have agreed with and acknowledged the correctness of the Pre-Closing Payables Statement.

     (d) If PRG makes any such objection, PRG and AmSurg shall agree on the amount, if any, not in dispute within five (5) business days after AmSurg's receipt of PRG's objections. If any amounts remain in dispute after expiration of five (5) business days from delivery to AmSurg of PRG's objections, AmSurg and PRG shall submit the dispute to the Bankruptcy Court for resolution.

     (e) After the amount of the PRG Payables is established, whether by agreement among AmSurg and PRG, by PRG's failure to object as provided in
Section 7.9(c), or by the Bankruptcy Court, if the aggregate amount of PRG
--------------
Payables (less any amount paid to AmSurg pursuant to Section 7.9(b)) is less
                                                     ---------------
than the product of $50,000 and the number of Closing Acquired Entities, AmSurg promptly shall pay to PRG or to an account of a Closing Acquired Entity per the direction of PRG, the difference between (i) the product of $50,000 and the number of Closing Acquired Entities and (ii) the aggregate PRG Payables (less any amount paid to AmSurg pursuant to Section 7.9(b)). If the aggregate PRG
                                      ---------------
Payables (less any amount paid to AmSurg pursuant to Section 7.9(b)) is greater
                                                     ---------------
than the product of $50,000 and the number of Closing Acquired Entities, AmSurg shall be entitled to a distribution from the funds held in escrow in an amount equal to the difference between the PRG Payables (less any amount paid to AmSurg pursuant to Section 7.9(b)) and the product of $50,000 and the number of Closing
            --------------
Acquired Entities under the terms of the Payables Escrow Agreement by executing and delivering to PRG and the Escrow Agent written instructions to the Escrow Agent instructing the Escrow Agent to release the amounts to be paid to AmSurg pursuant to this Section 7.9. Following final determination of the amount of
                 -----------
the PRG Payables and the distribution from the escrow to AmSurg as set forth above, AmSurg and PRG shall deliver written instructions to the Escrow Agent directing the Escrow Agent to distribute any funds then remaining in escrow under the Payables Escrow Agreement to PRG or to an account of a Closing Acquired Entity specified by PRG.

     (f) Notwithstanding anything contained herein to the contrary, in no event shall AmSurg or any Operating Entity be liable for the payment of any Pre-Closing Payables of PRG or the Closing Acquired Entities and AmSurg's obligation to cause the Operating Entities to pay such Pre-Closing Payables shall terminate upon delivery by AmSurg to PRG of written notice as set forth in Section 7.9(b)
                                                                 --------------
that the aggregate amount of PRG Payables exceeds the product of $125,000 and the number of Closing Acquired Entities. In the event the aggregate amount of PRG Payables exceeds the product of $125,000 and the number of Closing Acquired Entities, AmSurg, PRG, and the Closing Acquired Entities agree and acknowledge that AmSurg shall cause the Operating Entities to first pay Pre-Closing Payables that are accounts payable for items purchased and invoiced and services rendered in the Ordinary Course of Business.

                                  ARTICLE VIII.
                                  TERMINATION

     VIII.1 Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

     (a) AmSurg and PRG may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) AmSurg may terminate this Agreement by giving written notice to PRG at any time prior to the Closing:

             (i) in the event PRG has breached any representation, warranty, or covenant contained herein in any material respect, AmSurg has notified PRG of the breach, the breach has continued without cure for a period of 30 days after the notice of breach, and the aggregate Adverse Consequences suffered or reasonably expected to be suffered by AmSurg as a result of all such breaches exceeds 1% of the Purchase Price or are reasonably expected to result in a Material Adverse Effect;

             (ii)  if the Closing shall not have occurred on or before
     December 31, 2000, by reason of the failure of any condition precedent under Section 6.1 (unless the failure results primarily from AmSurg itself
           -----------
     breaching any representation, warranty, or covenant contained herein);

             (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory, or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and non-appealable; provided, that AmSurg shall have used all commercially reasonable efforts
     --------
     to remove such injunction, order, or decree;

             (iv) in the event the Bid Procedures Motion or the Management Agreement Motion is not approved by the Bankruptcy Court within 25 business days of the Petition Date, provided that AmSurg must give PRG notice of its election to terminate this Agreement within 15 days of the Bankruptcy Court's disapproval or failure to approve within 25 business days, as the case may be, or AmSurg shall be deemed to have waived its right to terminate under this Section 8.1(b)(iv);
                          ------------------

             (v) in the event PRG has within the previous ten business days supplemented the PRG Disclosure Letter and given AmSurg notice pursuant to
     Section 5.3(f); or
     --------------

             (vi) in the event the Bankruptcy Court has not entered an order confirming the Plan of Reorganization or approving the Sale Order within 120 days of the Petition Date, provided that AmSurg must give PRG notice of its election to terminate this Agreement within 15 days of the Bankruptcy Court's disapproval or failure to approve within 120 days, as the case may be, or AmSurg shall be deemed to have waived its right to terminate under this Section 8.1(b)(vi).
          ------------------

     (c) PRG may terminate this Agreement by giving written notice to AmSurg at any time prior to the Closing:

             (i) in the event AmSurg has breached any material representation, warranty, or covenant contained herein in any material respect, PRG has notified AmSurg of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

             (ii) if the Closing shall not have occurred on or before December 31, 2000 by reason of the failure of any condition precedent under
     Section 6.2 (unless the failure results primarily from PRG itself breaching
     -----------
     any representation, warranty, or covenant contained herein);

             (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory, or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and non-appealable; provided, that PRG shall have used all commercially reasonable efforts to remove such injunction, order, or decree; or

             (iv) in the event AmSurg has within the previous ten business days supplemented the AmSurg Disclosure Letter and given PRG notice pursuant to
     Section 5.4(a).
     --------------

     VIII.2  Termination Following a Competing Transaction.

     (a) Termination by AmSurg. This Agreement may be terminated by AmSurg if following the receipt of a Competing Transaction by PRG, the Board of Directors of PRG shall have altered its determination to recommend that the Bankruptcy Court approve this Agreement and the Transaction or the Bankruptcy Court shall fail to approve this Agreement and the Transaction.

     (b) Termination by PRG. This Agreement may be terminated by PRG following receipt of a Competing Transaction if the Board of Directors of PRG determines, in good faith, that such Competing Transaction is a Superior Transaction and that termination is required for the directors to comply with their fiduciary duties to the shareholders or creditors of PRG.

     VIII.3  Effect of Termination.

     (a)     If any party terminates this Agreement pursuant to Section 8.1,
                                                                -----------
except for Sections 3.4, 4.5, 5.2(c), 10.4, 10.8, 10.9, 10.13, and this Section
           -------------------------  ----  ----  ----  -----           -------
8.3, which shall survive termination of this Agreement, all rights and
---
obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach.

     (b)     If (i) PRG terminates this Agreement pursuant to Section 8.2(b),
                                                              --------------
(ii) AmSurg terminates this Agreement pursuant to Section 8.2(a), or (iii) PRG
                                                  --------------
breaches Section 5.3(d) of this Agreement and within 12 months after such
         --------------
termination or breach PRG, the Acquired Entities, or any of their respective Subsidiaries or Affiliates enters into a definitive agreement or agreements with persons or entities other than AmSurg or its Affiliates relating to a transaction involving 25% or more of the Acquired Assets or Acquired Entities (excluding any Transaction involving an Acquired Entity that AmSurg has excluded pursuant to Section 2.4(b) or that has been excluded from
            --------------
the Transaction by written agreement of AmSurg and PRG), whether through direct purchase, merger, consolidation, or other business combination, and such transaction (or transactions) is consummated then, within two business days of the consummation of such transaction or transactions, PRG (or the successor thereto) shall pay AmSurg the Termination Fee by wire transfer in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by AmSurg and the value of management time, overhead, opportunity costs, and other unallocated costs of AmSurg incurred by or on behalf of AmSurg in connection with this Agreement. PRG shall use commercially reasonable efforts to ensure that payment of the Termination Fee provided by this Section 8.3(b) shall be treated and paid as an administrative expense of
     --------------
PRG's bankruptcy estate, whether in the Bankruptcy Court or in any other United States Bankruptcy Court, by voluntary or involuntary petition, or under Chapter 7 or Chapter 11 of the Bankruptcy Code. The Termination Fee provided for by this
Section 8.3(b) shall be the sole and exclusive remedy of AmSurg in the event of
--------------
the termination of this Agreement as described in this Section 8.3(b).
                                                       --------------

     (c)     If each of the conditions in Section 6.1 have been satisfied and
                                          -----------
AmSurg refuses to consummate the Transaction, AmSurg shall pay PRG the Termination Fee by wire transfer in immediately available funds. The Termination Fee provided for by this Section 8.3(c) shall be the sole and exclusive remedy
                         --------------
of PRG in the event of the failure to close the Transaction as described in this
Section 8.3(c).
--------------

     VIII.4 Extension; Waiver. At any time prior to the Closing Date, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be voluntary, and shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.
                                INDEMNIFICATION

     IX.1    Indemnification Obligations of PRG.

     (a) In the event PRG breaches (or in the event any third party alleges facts that, if true, would mean PRG has breached) any representations, warranties, and covenants contained herein, then PRG agrees to indemnify AmSurg and its shareholders, representatives, and Affiliates (individually and collectively the "AmSurg Indemnified Parties") from and against the entirety of any Adverse Consequences that the AmSurg Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (b) PRG agrees to indemnify the AmSurg Indemnified Parties from and against the entirety of any Adverse Consequences that the AmSurg Indemnified Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

             (i) any Liability of PRG or any Acquired Entity for any Taxes of PRG or any Acquired Entity with respect to any Tax year or portion thereof ending on or before the Closing Date;

             (ii) any Liability of PRG or the Asset Entities that is not an Assumed Liability (including any Liability of PRG or any Asset Entity that becomes a Liability of AmSurg under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law);

             (iii) any claim by any securityholder, partner, or member of PRG or any Affiliate of PRG (including the Acquired Entities) for breach of fiduciary duty or other similar claim as a result of the Transaction; and

             (iv) any claim by any officer, director, partner, member, or securityholder of PRG or any Acquired Entity for indemnification against AmSurg by reason of the fact that such person was a director, officer, member, partner, employee, or agent of any Acquired Entity or was serving at the request of PRG or any Acquired Entity as a partner, member, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought against such person (whether such action, suit proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law or otherwise).

     (c) PRG Agrees that any indemnity obligation hereunder shall be treated as an administrative claim under Sections 503 and 507 of the Bankruptcy Code in its bankruptcy case in the Bankruptcy Court.

     IX.2 Indemnification Obligations of AmSurg. AmSurg agrees to indemnify PRG from and against the entirety of any Adverse Consequences that PRG may suffer caused proximately by any Liability of the Asset Entities that is an Assumed Liability.

     IX.3    Procedure for Matters Involving Third Parties.

     (a) If any third party shall notify an AmSurg Indemnified Party or PRG, as the case may be (the "Indemnified Party"), with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article IX, then the
                                                      ----------
Indemnified Party shall promptly issue a Claim Notice (as defined below) to the

Indemnifying Party with respect thereto; provided, however, that no delay on the
                                         --------  -------
part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent)the Indemnifying Party thereby is prejudiced.

     (b) The Indemnifying Party will have the right to defend The Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to The Indemnified Party so long as (i)the Indemnifying Party notifies The Indemnified Party in writing within 15 days following the receipt of the Claim Notice that the Indemnifying Party will indemnify The Indemnified Party from and against the entirety of any Adverse Consequences The Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides The Indemnified Party with evidence acceptable to The Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not in the good faith judgment of The Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of The Indemnified Party, and (v)the Indemnifying Party conducts the defense of the Third Party Claim actively, diligently, and in good faith. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Third Party Claim are within the scope of and subject to indemnification pursuant to this Article IX; (ii) no compromise or
                                            ----------
settlement of such claim may be effected by the Indemnifying Party without The Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b), (i) The Indemnified Party
                                     --------------
may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii)the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of The Indemnified Party (not to be withheld unreasonably).

     (d) In the event any of the conditions in Section 9.3(b)  is or becomes
                                               --------------
unsatisfied, The Indemnified Party has notified the Indemnifying Party of the failure of such condition and such failure has continued without cure for a period of ten days after such notice, (i) The Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and The Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse The Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
(iii) the Indemnifying Party will remain responsible for any Adverse Consequences The Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.
                        ----------

     IX.4 Notice of Claim. In the event The Indemnified Party suffers Adverse Consequences that gives or could give rise to a claim for indemnification under this Article IX, The Indemnified Party shall promptly notify the Indemnifying
     ----------
Party in writing (a "Claim Notice") in accordance with Section 9.3 of this
                                                       -----------
Agreement. The Claim Notice shall contain a brief description of the nature of the Adverse Consequences suffered and, if practicable, an aggregate dollar value estimate of the Adverse Consequence suffered. No delay in the issuance of a Claim Notice shall relieve the Indemnifying Party from any obligation under this
Article IX, unless and solely to the extent the Indemnifying Party is thereby
----------
prejudiced. In the event that the Indemnifying Party in good faith believes that The Indemnified Party has not suffered any Adverse Consequences that have given or could give rise to a claim for indemnification, the Indemnifying Party may submit the Claim Notice to binding arbitration pursuant to Section 10.13 of
                                                               -------------
this Agreement.

     IX.5 Limitation on PRG's Indemnification Liability. PRG shall have no liability for indemnification claims under this Article IX unless and only to
                                                ----------
the extent that the aggregate Adverse Consequences claimed under this Article IX
                                                                      ----------
exceed $50,000.  PRG's aggregate liability for indemnification claims under this
Article IX shall not exceed 7.0% of the Purchase Price.
----------

     IX.6 Determination of Adverse Consequences. The parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) and make appropriate adjustments for insurance coverage and Tax benefits and consequences in determining Adverse Consequences for purposes of this Article
                                                                      -------
IX.
--

     IX.7 Right to Escrow Funds. AmSurg or its Affiliates may exercise its rights under the Escrow Agreement attached hereto as Exhibit A to recover any
                                                     ---------
amounts to which it may be entitled under this Article IX.
                                               ----------

     IX.8 Survival. All representations and warranties of PRG contained in this Agreement shall survive the Closing and shall continue in full force and effect for one year following the Closing Date; provided, however, in the event that as
                                         --------  -------
of the Closing Date a period of four months has elapsed from January 1, 2000, the effective date of the Management Agreement, all representations and warranties of PRG contained in this Agreement shall be deemed to be conditions to the Transaction and shall not survive the Closing of the Transaction, the provisions of this Article IX shall have no further force or effect, and the
                   ----------
Escrow Agreement in the form of Exhibit A attached hereto shall not be executed
                                ---------
and delivered at Closing. All representations and warranties of AmSurg contained in this Agreement shall be deemed to be conditions to the Transaction and shall not survive the Closing of the Transaction.

                                  ARTICLE X.
                                 MISCELLANEOUS

       X.1 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) on the date of delivery if delivered in person; (ii) on the date of receipt if delivered by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission; or (iii) on the third business day following the deposit thereof in the United States Mail, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed as set forth below:

       If to AmSurg:       AmSurg Corp.
                           20 Burton Hills Boulevard
                           5th Floor
                           Nashville, Tennessee 37215
                           Attn: Ken P. McDonald
                           Fax: 615-665-3600

       With copies to:     Bass, Berry & Sims PLC
                           2700 First American Center
                           Nashville, Tennessee 37238
                           Attn: Cynthia Y. Reisz
                           Fax: 615-742-2783

       If to PRG:          Physicians Resource Group, Inc.
                           5005 Riverway, Suite 400
                           Houston, Texas 77056
                           Attn: Michael Yeary
                           Fax: 713-629-5780

       With copies to:     Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, Texas 75202
                           Attn: James S. Ryan, III
                           Fax: 214-953-5822

Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above.

       X.2 Assignment. The parties hereto may not assign this Agreement, or assign any of their respective rights or delegate any of their respective duties hereunder, without the prior written consent of the other parties; provided,
                                                                   --------
however, that AmSurg may assign its rights hereunder to one
-------
or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder (in any or all cases AmSurg shall remain responsible for the performance of all of its obligations hereunder).

      X.3 Severability. Any provision of this Agreement that is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

      X.4 Governing Law. This Agreement is deemed to have been made in the State of Tennessee, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Tennessee for contracts made and to be performed in that state.

      X.5 Entire Agreement; Amendment. (a) This Agreement (which includes the Exhibits and Schedules hereto, which are an integral part of this Agreement), and each additional agreement and document to be executed and delivered pursuant hereto (the "Additional Agreements"), constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement and the Additional Agreements and the transactions contemplated by this Agreement and the Additional Agreements. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

      (b) In the event that a Bankruptcy Court order or orders provide for a fee different in amount (including no provision for any fee) than that provided for in Section 8.3(b) or a minimum Purchase Price increase different than the
   --------------
minimum Purchase Price increase referred to in Section 5.1(a)(iii), then
                                               -------------------
Sections 8.3(b) and 5.1(a)(iii) shall be automatically modified to reflect those
---------------     -----------
modified amounts, if any; provided, however, that such modification shall not
                          --------  -------
affect AmSurg's right to terminate this Agreement pursuant to Section
                                                              -------
8.1(b)(iv).
----------

      X.6 Waiver. No waiver by one party of the other party's obligations, or of any breach or default by the other party of any representation or warranty or any covenant hereunder of the other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; provided, however, that no such waiver shall be deemed to be a waiver of
        --------  -------
either any subsequent breach or default of the same or similar nature or of any other representation or warranty or covenant of such other party hereunder.

      X.7 Interpretation; Headings.   The parties have participated jointly in
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

     X.8 Expenses and Fees. All costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     X.9 Public Announcements. AmSurg and PRG shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby (other than statements in response to inquiries received with respect to this Agreement or the transactions contemplated hereby) and shall not issue any such press release or make any such public statement (other than statements in response to inquiries received with respect to this Agreement or the transactions contemplated hereby) without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the
                              --------  -------
prior consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which AmSurg or PRG is a party if it has notified the other party no later than 24 hours before it intends to make such press release or public statement and uses commercially reasonable efforts to obtain such party's consent but has been unable to do so.

     X.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     X.11    Incorporation of Exhibits.

     (a) The PRG Disclosure Letter, the AmSurg Disclosure Letter, and the Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     (b) All capitalized terms used in the PRG Disclosure Letter or the AmSurg Disclosure Letter (together, the "Disclosure Letters") shall have the meanings set forth in this Agreement. For convenience, some disclosures maybe cross-referenced to other portions of the Disclosure Letters.

     X.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled by contract, at law, or in equity.

     X.13 Jurisdiction. Following the Petition Date, AmSurg, PRG and the Acquired Entities hereby irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of any action or proceeding arising out of or relating to this Agreement and AmSurg, PRG and the Acquired Entities hereby irrevocably agree that all claims in respect to such action or proceeding shall be heard and determined in such court. AmSurg, PRG and the Acquired Entities agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     X.14    Additional Surgery Centers.

     (a) In the event PRG or any of its Affiliates intends to sell or otherwise dispose of its ownership interest in an ambulatory surgery center other than sales or dispositions to the physician or physicians that utilize the surgery center, whether involving the disposition of assets or ownership interests and whether through direct purchase, merger, consolidation, or other business combination, that is not to be transferred pursuant to the Transaction (an "Additional Transaction"), PRG shall first offer to sell such assets or ownership interest to AmSurg. AmSurg shall have five business days from the date PRG delivers written notice of such Additional Transaction to notify PRG whether AmSurg has a preliminary interest in pursuing such Additional Transaction. If AmSurg notifies PRG that AmSurg does have a preliminary interest in pursuing such Additional Transaction within such five business days, AmSurg shall have a period of 20 business days from the date of delivery of such notice to PRG to perform its due diligence investigation and determine whether to proceed with such Additional Transaction. In the event AmSurg does not elect to proceed with such Additional Transaction, PRG or its Affiliate, as the case may be, may sell such assets or ownership interest to a third party. In the event AmSurg does elect to proceed with such Additional Transaction, AmSurg, PRG, or PRG's Affiliate, as the case may be, will use their best efforts to close such Additional Transaction within 15 business days; provided, that if at the
                                                --------
expiration of such 15 business day period such Additional Transaction has not closed but AmSurg, PRG, or PRG's Affiliate, as the case may be, are working diligently to close such Additional Transaction, the foregoing 15 business day period shall be extended by an additional 30 calendar days.

     (b) AmSurg and PRG acknowledge and agree that with respect to any Additional Transaction, the purchase price methodology shall be the same as that reflected in this Agreement and such Additional Transaction shall be consummated upon terms substantially similar to those set forth in this Agreement. In the event PRG and AmSurg enter into a management agreement substantially similar to the Management Agreement with respect to the surgery center that is the subject of the Additional Transaction and AmSurg manages such center for a period of four months prior to the closing of the Additional Transaction, PRG's representations and warranties and indemnity obligations pursuant to the agreements executed in connection with the Additional Transaction will not survive the closing of the Additional Transaction. In the event AmSurg and PRG mutually agree to proceed with the closing of an Additional Transaction prior to such time as AmSurg has managed the surgery center that is the subject of the Additional Transaction for a period of at least four months, AmSurg and PRG shall enter into an escrow agreement in substantially the form of the Escrow Agreement attached hereto as Exhibit A that provides that
                                                ---------
7.0% of the purchase price paid in the Additional Transaction shall be placed into escrow for a period of one year.

     X.15 Options. AmSurg acknowledges that the interests in PRG Alexandria, L.L.C. and PRG Dallas ASC, L.P. to be purchased by AmSurg in the Transaction are subject to the options held by physicians affiliated with such Acquired Entities as described on Schedule 3.6 of the PRG Disclosure Schedule. Such options are
                ------------
included in the operating agreements of PRG Alexandria, L.L.C. and PRG Dallas ASC, L.P., to which AmSurg shall become a party on the Closing Date. AmSurg agrees to abide by the terms of those operating agreements.

     IN WITNESS WHEREOF, the undersigned have caused this Acquisition Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                          AMSURG CORP.,
                                          a Tennessee corporation


                                          By: /s/ Ken P. McDonald
                                             -------------------------------

                                          Title:   President and CEO
                                                ----------------------------


                                          PHYSICIANS RESOURCE GROUP, INC.,
                                          a Delaware corporation


                                          By: /s/ Michael W. Yeary
                                             -------------------------------

                                          Title:   President
                                                ----------------------------


                                          PRG ALEXANDRIA, L.L.C.,
                                          a Louisiana limited liability company


                                          By: PRG Georgia, Inc.,
                                              a Delaware corporation


                                          By: /s/ Michael W. Yeary
                                             -------------------------------

                                          Title: President
                                                ----------------------------


                                          THE DOTHAN OPHTHALMOLOGY ASC,
                                          LLC,
                                          an Alabama limited liability company

                                       By: American Surgery Centers of Alabama,
                                       Inc.,
                                       an Alabama corporation


                                       By: /s/ Michael W. Yeary
                                          ----------------------------------

                                       Title: President
                                             -------------------------------


                                       AMERICAN SURGERY CENTERS OF
                                       SOUTH FLORIDA, LTD.,
                                       a Florida partnership


                                       By: American Surgery Centers of South
                                       Florida, Inc.,
                                       a Florida corporation


                                       By: /s/ Michael W. Yeary
                                          ----------------------------------

                                       Title: President
                                             -------------------------------


                                       PRG JACKSON ASC, L.L.C.,
                                       a Tennessee limited liability company


                                       By: PRG Tennessee I, Inc.,
                                       a Delaware corporation


                                       By: /s/ Michael W. Yeary
                                          ----------------------------------

                                       Title: President
                                             -------------------------------


                                       PRG DALLAS ASC, L.P.,
                                       a Texas limited partnership

                                       By: Texas PRG VII, Inc.,
                                       a Delaware corporation


                                       By: /s/ Michael W. Yeary
                                          ---------------------------------

                                       Title: President
                                             ------------------------------


                                       AMBULATORY EYE SURGERY CENTER
                                       OF LOUISIANA, L.P.,
                                       a Louisiana limited partnership


                                       By: PRG Georgia, Inc.,
                                       a Delaware corporation


                                       By: /s/ Michael W. Yeary
                                          ---------------------------------

                                       Title: President
                                             ------------------------------


                                       CENTER FOR ADVANCED EYE SURGERY,
                                       LTD.,
                                       a Florida limited partnership


                                       By: American Surgery Centers of Sarasota,
                                       Inc.,
                                       a Florida corporation


                                       By: /s/ Michael W. Yeary
                                          ---------------------------------

                                       Title: President
                                             ------------------------------


                                       PRG NEVADA SURGICENTER, L.L.C.,
                                       a Nevada limited liability company


                                       By: PRG Nevada II, Inc.

                                       a Nevada corporation


                                       By: /s/ Michael W. Yeary
                                          --------------------------------

                                       Title: President
                                             -----------------------------


                                       CENTRAL TEXAS DAY SURGERY CENTER
                                       LIMITED PARTNERSHIP,
                                       a Texas limited partnership


                                       By: American Surgery Centers of Temple,
                                       Inc.,
                                       a Texas corporation


                                       By: /s/ Michael W. Yeary
                                          --------------------------------

                                       Title: President
                                             -----------------------------


                                       WASHBURN SURGERY CENTER, L.L.C.,
                                       a Kansas limited liability company


                                       By: PRG Georgia, Inc.,
                                       a Delaware corporation


                                       By: /s/ Michael W. Yeary
                                          --------------------------------

                                       Title: President
                                             -----------------------------


                                       PRG THIBODAUX ASC, L.L.C.,
                                       a Louisiana limited liability company


                                       By: PRG Louisiana, Inc.,
                                       a Louisiana corporation

                                       By: /s/ Michael W. Yeary
                                          --------------------------------

                                       Title: President
                                             -----------------------------

                            SCHEDULES AND EXHIBITS

Schedule 1          Assumed Liabilities
Schedule 2.4        Purchase Price Allocation
Schedule 3.2        Governmental Consents and Approvals
Schedule 3.3        Third Party Consents and Approvals
Schedule 3.5        Schedule of Assets
Schedule 3.6        Acquired Entities and Ownership Interests therein
Schedule 3.7        Financial Statements and Debt
Schedule 3.8        Subsequent Events
Schedule 3.11(c)    Tax Returns
Schedule 3.12(b)    Leased Real Property
Schedule 3.13       Intellectual Property
Schedule 3.15       Contracts
Schedule 3.17       Powers of Attorney
Schedule 3.19       Litigation
Schedule 3.20       Employees and Physicians
Schedule 3.23       Environmental, Health and Safety Licenses and Permits
Schedule 3.24       Governmental Permits



Exhibit A           Form of Escrow Agreement for Indemnity Claims
Exhibit B           Form of Escrow Agreement for Agreed Payables
Exhibit C           Form of Agreement of Limited Partnership
Exhibit D           Form of Operating Agreement
Exhibit E           Form of Opinion of Counsel to PRG
Exhibit F           Form of Opinion of Counsel to AmSurg